BY-LAWS
                                          OF
                              AVONDALE INDUSTRIES, INC.
                            (as adopted on March 20, 1990)
                 (Section 3.1 of which was amended on June 13, 1994,
                   Section 5.2 of which was amended and Section 5.4
                     of which was deleted on December 5, 1994 and
                  Section 2.14 of which was added on July 17, 1995)

                                      SECTION I

                                       OFFICES

               1.1  Principal   Office.  The   principal   office   of  the
          Corporation shall be located at 5100 River Road, Avondale, Louisiana 70094.

               1.2 Additional offices. The Corporation may have such offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                      SECTION 2

                                SHAREHOLDERS MEETINGS

               2.1 Place of Meetings. Unless otherwise required by law or these By-laws, all meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

               2.2 Annual Meetings; Notice Thereof. An annual meeting of the shareholders shall be held on the fourth Monday of April in each year, at 10:00 a.m., or at such other date or at such other time specified as the Board of Directors shall designate, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting. If no annual shareholders' meeting is held for a period of eighteen months, any shareholder may call such meeting to be held at the registered office of the Corporation as shown on the records of the Secretary of State of Louisiana.

               2.3 Special Meetings. Special meetings of the share-holders, for any purpose or purposes, may be called by the Chairman of the Board, Chief Executive Officer and President or the Board of Directors. At any time, upon the written request of any shareholder or group of shareholders holding in the aggregate at least 80% of the Total Voting Power (such term to have the same meaning in these By-laws as is assigned in Article III of the Articles of Incorporation), the Secretary shall call a special meeting of shareholders to be held at the registered office of the Corporation at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the receipt of said request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so. Such request must state the specific purpose or purposes of the proposed special meeting and the business to be conducted thereat shall be limited
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          to such purpose or purposes.

               2.4 Notice of Meetings. Except as otherwise provided by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given to all shareholders entitled to vote at such meeting, at least ten days and not more than sixty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose or purposes thereof, unless action is to be taken at the meeting as to which notice is required by law or the By-laws. Notice of a special meeting shall state the purpose or purposes thereof, and the business conducted at any special meeting shall be limited to the purpose or purposes stated in the notice.

               2.5 List of Shareholders. At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

               2.6 Quorum. At all meetings of shareholders, the holders of a majority of the Total Voting Power shall constitute a quorum provided that this subsection shall not have the effect of reducing the vote required to approve or affirm any matter that may be established by law, the Articles of Incorporation or these By-laws.

               2.7 Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the Voting Power (as defined in Article III of the Articles of Incorporation) present in person or represented by proxy shall decide each question brought before such meeting, unless the question is one upon which, by express provision of law or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote.

               2.8 Proxies. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to the meeting, unless the instrument provides for a long period, but in no case will an outstanding proxy be valid for longer than three years from the date of its execution, provided that in no event may a proxy be voted at a meeting called pursuant to La. R.S. 12:138 unless it is executed and dated by the shareholder within 30 days of the date of such meeting. The person appointed as proxy need not be a shareholder of the Corporation.

               2.9 Adjournments. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.
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               2.10 Withdrawal.  If a quorum is present or represented at a duly organized meeting, such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum as fixed in Section 2.6 of these By-laws, or the refusal of any shareholders present to vote.

               2.11 Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 2.9 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in Section 2.6 hereof, shall nevertheless constitute a quorum for the purpose of electing directors.

               2.12 Presiding officer. The Chairman of the Board, Chief Executive Officer and President or in his absence, a chairman designated by the Board of Directors, shall preside at all shareholders' meetings.

               2.13 Definition of Shareholder. As used in these By-laws, and unless the context otherwise requires, the term shareholder shall mean a person who is (i) the record holder of shares of the Corporation's voting stock or (ii) a registered holder of any bonds, debentures or similar obligations granted voting rights by the Corporation pursuant to La. R.S. 12:75A.

               2.14 Shareholder Proposals. No shareholder proposal shall be considered by the shareholders at any annual or special meeting unless such proposal has been properly brought before such meeting. No shareholder proposal shall be deemed to have been properly brought before a special meeting of shareholders unless (i) the proposal is submitted by the person or persons calling the special meeting and (ii) the proposal is contained in the notice of the meeting. No shareholder proposal shall be deemed to have been properly brought before an annual meeting unless each of the following conditions is satisfied:

                    (a) Sufficient notice of the proposal must be received by the Secretary of the Corporation not less than 120 days in advance of the date in the current year that corresponds to the date on which proxy materials were first mailed by the Corporation in connection with the previous year's annual meeting. In the event of the change of the date of the annual meeting to a date that is 30 days earlier or later than the date in the current year that corresponds to the date on which the annual meeting was held in the previous year, or if no annual meeting was held in the previous year, sufficient notice of the proposal must be received by the Secretary of the Corporation no later than the date set by the Corporation in a public announcement to shareholders, which date shall be no earlier than a reasonable time before the Corporation's proxy solicitation is first made in connection with the meeting. Notice of the proposal will be sufficient only if it contains (i) a complete and accurate description of the proposal; (ii) a statement that the shareholder intends to attend the meeting and present the proposal and to hold of record securities of the Corporation entitled to vote at the meeting through the meeting date; and (iii) the shareholder's name and address and the number of shares of the Corporation's voting securities that the shareholder holds of record or beneficially as of the notice date. The shareholder shall continue to hold of record securities of the Corporation entitled to vote at the meeting through the meeting date.

                    (b) The Board of Directors shall have the power to limit the shareholder proposals to be considered at a meeting to the first ten shareholder proposals of which the Secretary of the Corporation receives sufficient notice.

                    (c) If the Secretary of the Corporation has received sufficient notice of a shareholder proposal that may properly be brought before the meeting, a shareholder proposal sufficient notice of which is subsequently received by the Secretary and that is substantially duplicative of the first proposal shall not be properly brought before the meeting. If a shareholder proposal deals with substantially the same subject matter as a prior proposal submitted to shareholders at a meeting held within the preceding five calendar years, it shall not be properly brought before any meeting held within three calendar years after the latest such previous submission, provided that:

                    (i) if the proposal was submitted at only one meeting during such preceding period, it received less than 3% of the total number of votes cast in regard thereto; or

                    (ii) if the proposal was submitted at only two meetings during such preceding period, it received at the time of its second submission less than 6% of the total number of votes cast in regard thereto; or

                    (iii) if the proposal was submitted at three or more meetings during such preceding period, it received at the time of its latest submission less than 10% of the total number of votes cast in regard thereto.

                    (d)  Notwithstanding compliance  with Sections 2.14(a),
               (b), and (c), no shareholder proposal shall be deemed to be properly brought before a shareholders' meeting if it is not a proper subject for action by shareholders under Louisiana law or the Articles of Incorporation.

                    (e) Any proposal failing to comply with Sections 2.14(a), (b), (c), or (d) shall not be considered at the meeting and, if introduced at the meeting, shall be ruled out of order. If a shareholder presents a proposal at a meeting but does not continue to hold of record securities of the Corporation entitled to vote at the meeting through the meeting date, as required by Section 2.14(a), no proposal by that shareholder shall be considered at any shareholders' meeting held in the following two calendar years.

                    (f) Nothing in this Section 2.14 is intended to confer any rights to have any proposal included in the notice of any meeting or in proxy materials related to such meeting.

                                      SECTION 3

                                      DIRECTORS

               3.1 Number. All of the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by, a Board of Directors. Except as otherwise fixed by or pursuant to Article III of the Articles of Incorporation (as it may be duly amended from time to time) relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect, by class vote, additional directors under particular circumstances, the Board of Directors shall consist of not less than seven and not more than nine natural persons, as established from time to time by a resolution of the Board of Directors provided that, if after proxy materials for any meeting of shareholders at which directors are to be elected are mailed to shareholders any person or persons named therein to be nominated at the direction of the Board of Directors becomes unable or unwilling to serve, the foregoing number of authorized directors as provided by the Board resolution then in effect shall be automatically reduced by a number equal to the number of such persons unless the Board of Directors, by a majority vote of the entire Board, selects an additional nominee. The Board of Directors may, by a two-thirds vote, amend this Section 3.1 to increase or decrease the number of directors, provided that no amendment to this Section to decrease the number of directors shall shorten the term of any incumbent director. No director need be a shareholder. The Secretary shall have the power to certify at any time as to the number of directors authorized and as to the class to which each director has been elected or assigned.

               3.2 Powers. The Board may exercise all such powers of the Corporation and do all such lawful acts and things which are not by law, the Articles of Incorporation or these By-laws directed or required to be done by the shareholders.

               3.3 Classes. The Board of Directors, other than those directors who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as may be, with the initial term of office of Class I expiring at the first annual meeting of shareholders occurring more than nine months after the incorporation of the Corporation, of Class II expiring at the first succeeding annual meeting of shareholders and of Class III expiring at the second succeeding annual meeting of shareholders. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as can be.

               3.4  General  Election.  At  each annual meeting  of  share-
          holders, directors shall be elected to succeed those directors whose terms then expire. Such newly elected directors shall serve until the third succeeding annual meeting of shareholders after their election and until their successors are elected and qualified. A director elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which he shall have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

               3.5 Vacancies. Except as otherwise provided in the Articles of Incorporation or these By-laws (a) the office of a director shall become vacant if he dies, resigns or is removed from office and (b) the Board of Directors may declare vacant the office of a director if he (i) is interdicted or adjudicated an incompetent, (ii) is adjudicated a bankrupt, (iii) in the sole opinion of the Board of Directors becomes incapacitated by illness or other infirmity so that he is unable to perform his duties for a period of six months or longer, or (iv) ceases at any time to have the qualifications required by law, the Articles of Incorporation or these By-laws.

               3.6  Filling Vacancies.  In the event of a vacancy  (includ-
          ing any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors) the remaining directors, even though not constituting a quorum, may fill any vacancy on the Board for the unexpired term by a vote of at least two-thirds of the directors remaining in office at any time that there is no Related Person (as such term is defined in Article V.A.2 of the
          Articles of Incorporation) and a two-thirds vote of all Continuing Directors who remain in office at any time there is a Related Person, provided that the shareholders shall have the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy.

               3.7 Directors Elected by Preferred Shareholders. Notwith-standing anything in the foregoing to the contrary, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of Article III of the Articles of Incorporation (as it may be duly amended from time to time) fixing the rights and preferences of such preferred stock shall govern with respect to the election, removal, vacancies or other related matters with respect to such directors.

               3.8 Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this
          Section 3.8 shall be eligible for election as directors. Nomina-tions of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by a shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
          Section 3.8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered or mailed and received at the principal executive offices of the Corporation not less than 45 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 55 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth the following:

                    a. as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the capital stock of the Corporation of which such person is the beneficial owner (determined in accordance with Article V.A.2 of the Articles of Incorporation) and (iv) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

                    b. as to the shareholder giving the notice (i) the name and address of such shareholder and (b) the class and number of shares of the capital stock of the Corporation of which such shareholder is the beneficial owner (determined in accordance with Article V.A.2 of the Articles of Incorporation) . If requested in writing by the Secretary the Corporation at least 15 days in advance of the meeting, such shareholder shall disclose to the Secretary, within 10 days of such request, whether such person is the sole beneficial owner of the shares held of record by him; and, if not, the name and address of each other person known by the shareholder of record to claim a beneficial interest in such shares.

          At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. If a shareholder seeks to nominate one or more persons as directors, the Secretary shall appoint two Inspectors, who shall not be affiliated with the Corporation, to determine whether a shareholder has complied with this Section 3.8. If the Inspectors shall determine that a shareholder has not complied with this Section 3.8, the Inspectors shall direct the Chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Articles of Incorporation or these By-laws; and the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

               The provisions of this Section 3.8 shall not apply to the election of any directors which the holders of preferred stock of the Corporation, voting separately as a class, may be entitled to elect.

               3.9 Compensation of Directors. Directors as such, shall receive such compensation for their services as may be fixed by resolution of the Board of Directors and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                      SECTION 4

                                MEETINGS OF THE BOARD

               4.1 Place of Meetings. The meetings of the Board of Directors may be held at such place within or without the State of Louisiana as a majority of the directors may from time to time appoint.
               4.2 Initial Meetings. The first meeting of each newly elected Board shall be held immediately following the share-holders' meeting at which the Board is elected and at the same place as such meeting, and no notice of such first meeting shall be necessary for the newly elected directors in order legally to constitute the meeting.

               4.3 Regular Meetings; Notice. Regular meetings of the Board may be held at such times as the Board may from time to time determine. Notice of regular meetings of the Board of Directors shall be required, but no special form of notice or time of notice shall be necessary.

               4.4 Special Meetings; Notice. Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer and President on reasonable notice given to each director, either personally or by telephone, mail or by telegram. Special meetings shall be called by the Chairman of the Board, Chief Executive Officer and President, or the Secretary in like manner and on like notice on the written request of a majority of the directors and if such officers fail or refuse, or are unable within 24 hours to call a meeting when requested, then the directors making the request may call the meeting on two days' written notice given to each director. The notice of a special meeting of directors need not state its purpose or purposes, but if the notice states a purpose or purposes and does not state a further purpose to consider such other business as may properly come before the meeting, the business to be conducted at the special meeting shall be limited to the purposes stated in the notice.

               4.5 Waiver of Notice. Directors present at any regular or special meeting shall be deemed to have received due, or to have waived, notice thereof, provided that a director who participates in a meeting by telephone (as permitted by Section 4.9 hereof) shall not be deemed to have received or waived due notice if, at the beginning of the meeting, he objects to the transaction of any business because the meeting is not lawfully called.

               4.6 Quorum. A majority of the Board shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law or the Articles of Incorporation or these By-laws, the acts of a majority of the entire Board of Directors at a meeting at which a quorum is present shall be the acts of the Board. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

               4.7 Withdrawal. If a quorum is present when the meeting convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in
          Section 4.6 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 4.6 hereof or the refusal of any director present to vote.

               4.8 Action by Consent. Any action which may be taken at a meeting of the Board or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or Committee.

               4.9  Meetings       by       Telephone       or      Similar
          Communication. Members of the Board may participate at and be present at any meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other.

                                      SECTION 5

                               COMMITTEES OF THE BOARD

               5.1 General. The Board may designate one or more committees, each committee to consist of two or more of the directors of the Corporation (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board or the By-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to documents, but no such committee shall have power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the By-laws; and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or authorize issuance of stock. Such committee or committees shall have such name or names as may be stated in the By-laws, or as may be determined, from time to time, by the Board. Any vacancy occurring in any such committee shall be filled by the Board, but the President may designate another director to serve on the committee pending action by the Board. Each such member of a committee shall hold office during the term of the Board constituting it, unless otherwise ordered by the Board.

               5.2 Compensation Committee. The Board shall establish a Compensation Committee consisting of at least two directors. The Compensation Committee shall administer the Performance Share Plan, the Stock Appreciation Plan, any incentive compensation plans involving securities of the Corporation adopted by the Corporation in the future and employment contracts with any employee. Each of the members of the Compensation Committee shall be a "disinterested person" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an "outside director" as defined in the regulations promulgated under 162(m) of the Internal Revenue Code. The Compensation Committee shall determine the general compensation policies of the Corporation and the compensation to be paid to executive officers of the Corporation. If the Compensation Committee is composed of an even number of persons, in the event of a disagreement, which cannot in good faith be resolved, it will be resolved by the affirmative vote of a majority of the entire Board.

               5.3 Audit Committee. The Board shall establish an Audit Committee consisting of at least three directors who are not officers or employees of the Corporation or any of its affiliates. The Audit Committee shall (i) serve as a focal point for communication between noncommittee directors, the independent accountants, internal audit and management, as their duties relate to financial accounting, reporting and controls, (ii) assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Corporation and all subsidiaries and the sufficiency of auditing relative thereto and (iii) operate as the Board's principal agent in ensuring the independence of the Corporation's independent accountants, the integrity of management and the adequacy of disclosure to shareholders.

                                      SECTION 6

                               REMOVAL OF BOARD MEMBER

               Any director or the entire Board of Directors may be removed at any time, but only for cause (as such term is defined in Article IV.C of the Articles of Incorporation), by the affirma-tive vote of not less than 80% of the Total Voting Power, provided that the removal may only be effected at a meeting of shareholders duly called for that purpose. The shareholders at such meeting may proceed to elect a successor or successors for the unexpired term of the director or directors removed. Except as provided in the Articles of Incorporation and in this Section 6, directors shall not be subject to removal.

                                      SECTION 7

                                       NOTICES

               7.1 Form of Delivery. Whenever under the provisions of law the Articles of Incorporation or these By-laws notice is required to be given to any shareholder or director, it shall not be construed to mean personal notice unless otherwise specifically provided in the Articles of Incorporation or these By-laws, but said notice may be given by mail, addressed to such shareholder or director at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notices shall be deemed to have been given at the time they are deposited in the United States mail. Notice to a director pursuant to Section 4.4 hereof may also be given personally or by telephone or telegram sent to his address as it appears on the records of the Corporation.

               7.2 Waiver. Whenever any notice is required to be given by law, the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, notice shall be deemed to have been given to, or waived by, any shareholder or director who attends a meeting of shareholders or directors in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the transaction of any business because the meeting is not lawfully called or convened.

                                      SECTION 8

                                       OFFICERS

               8.1 Designations. The officers of the corporation shall be chosen by the directors and shall be the Chairman of the Board, Chief Executive officer and President (with all such offices to be held by one person), a Secretary and a Treasurer. The directors may elect one or more Vice Presidents. Any two offices may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

               8.2 Additional Designations. The Board of Directors may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

               8.3 Term of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board, to the Chairman, Chief Executive Officer and President, or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein as acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time, except that the removal of the Chairman of the Board, Chief Executive Officer and President shall require the vote of at least three-fourths of the entire

          Board. Any such removal shall be without prejudice to the contractual rights of such offices, if any, with the Corporation, but the election of an officer shall not in and of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

               8.4 The Chairman, Chief Executive Officer, and President. The Chairman, Chief Executive Officer and President shall have general and active responsibility for the management of the business of the Corporation, shall be responsible for implement-ing all orders and resolutions of the Board of Directors, shall be the chief operating officer of the Corporation, and shall supervise the daily operations of the business of the Corporation. The Chairman of the Board shall preside at meetings of the Board of Directors and of the shareholders.

               8.5 The Vice Presidents. The Vice Presidents (if any) in the order specified by the Board or, if not so specified, in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the President or the Board of Directors shall prescribe.

               8.6 The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, if any, and affix the same to any instrument requiring it.

               8.7 The Treasurer. The Treasurer shall have the custody of the corporate funds and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall keep a proper accounting of all receipts and disbursements and shall disburse the funds of the Corporation only for proper corporate purposes or as may be ordered by the Board and shall render to the President and the Board at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                                      SECTION 9

                                        STOCK

               9.1 Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary evidencing the number and class (and series, if any) of shares owned by him, containing such information as required by law and bearing the seal of the Corporation. If any stock certificate is manually signed by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation, the signa-ture of any such officer may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

               9.2 Missing Certificates. The President or any Vice President may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the officers of the Corporation shall, unless dispensed with by the President, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, (i) to advertise or give the Corporation a bond or (ii) enter into a written indemnity agreement, in each case in an amount appropriate to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

               9.3 Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                      SECTION 10

                            DETERMINATION OF SHAREHOLDERS

               10.1 Record Date. For the purpose of determining share-holders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of shareholder is to be taken.

               10.2 Registered Shareholders. Except as otherwise provided by law, the Corporation, and its directors, officers and agents may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section shall not be affected by any actual constructive notice which the Corporation, or any of its directors, officers or agents, may have to the contrary.

                                      SECTION 11

                                    MISCELLANEOUS

               11.1 Dividends. Except as otherwise provided by law or the Articles of Incorporation, dividends upon the stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, property, or in shares of stock.

               11.2 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. Signatures of the authorized signatories may be by facsimile.

               11.3 Fiscal Year. The fiscal year of this Corporation will be a calendar year.

               11.4 Seal. The Board of Directors may adopt a corporate seal, which seal shall have inscribed thereon the name of the Corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

               11.5 Gender. All pronouns and variations thereof used in these By-laws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to require.

                                      SECTION 12

                                   INDEMNIFICATION

               The Corporation shall indemnify to the full extent permitted by law, which indemnification shall include, but shall not be limited to, attorneys' fees, any person made or threatened to be made a part to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. For purposes of this By-law, the term "Corporation" shall include any predecessor of this Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprises" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

                                      SECTION 13

                                      AMENDMENTS

               13.1 Adoption of By-laws; Amendments Thereof. By-laws of the Corporation may be adopted only by (i) a majority of the entire Board of Directors at any time when there is no Related Person (as defined in Article V.A.2 of the Articles of Incorporation) or (ii) both a majority of the entire Board of Directors and a majority of the Continuing Directors (as defined in Article V.A.4 of the Articles of Incorporation) at any time when there is a Related Person Article (as defined in Article V.A.2 of the Articles of Incorporation). By-laws may be amended or repealed only by (i) a majority of the entire Board of Directors at any time when there is no Related Person (except that any amendment to or repeal of Section 6 of these By-laws shall require an affirmative vote of at least three-quarters of the entire Board of Directors), (ii) both a majority of the entire Board and a majority of the Continuing Directors at any time when there is a Related Person (as defined in Article V.A.2 of the Articles of Incorporation), or (iii) the affirmative vote of the holders of at least 80% of the Total Voting Power at any regular or special meeting of shareholders, the notice of which expressly states that the proposed amendment or repeal is to be considered at the meeting.

               13.2 Re-Amendment or Re-adoption by Board of Directors. Any provision of these By-laws amended or repealed by the shareholders may be re-amended or re-adopted in the manner provided in Section 13.1.

               13.3 New By-laws; Amendments. Any purported amendment to these By-laws which would add hereto a matter not covered herein prior to such purported amendment shall be deemed to constitute the adoption of a By-law provision and not an amendment to the By-laws.